Exhibit 10.21

March 16, 2004

This will confirm the agreement among the undersigned parties regarding certain matters in connection with the registration by Perini Corporation, a Massachusetts corporation (the “Company”), on the Registration Statement on Form S-1 (File No. 333-111338) (the “Registration Statement”) of the resale of shares of common stock, par value $1.00 per share, of the Company (the “Shares”) and the offering of such Shares (the “Offering”) by a syndicate of underwriters (the “Underwriters”). Notwithstanding the terms of the Registration Rights Agreement dated March 29, 2000 (the “Registration Rights Agreement”) by and among the Company, Blum Capital Partners, L.P. (“Blum”), PB Capital Partners, L.P. (“PB Capital”), The Common Fund for Non-Profit Organizations c/o Blum Capital Partners, L.P. (“The Common Fund” and together with Blum and PB Capital, the “Blum Holders”), National Union Fire Insurance Company of Pittsburgh, Pa. (“National Union”), The Union Labor Life Insurance Company, acting on behalf of its Separate Account P (“ULLICO”), O&G Industries, Inc., Tutor-Saliba Corporation and Ronald N. Tutor, for purposes of the Offering, the parties hereto agree as follows:

1.	Schedule I attached hereto sets forth (a) the total number of Shares (excluding the Shares to be sold if the Underwriters’ over-allotment option is exercised in full) proposed to be offered by each of Blum, PB Capital, The Common Fund, National Union and ULLICO in the Offering and (b) the maximum number of Shares proposed to be offered by each of Blum, PB Capital, The Common Fund, National Union and ULLICO in the Offering for purchases by the Underwriters to cover any over-allotment of Shares. If the number of Shares to be sold in the Offering increases (such number of Shares by which the Offering increases being referred to herein as the “Additional Shares”), the Additional Shares shall be allocated to the Selling Stockholders identified on Schedule I hereto (the “Selling Stockholders”) in the proportions indicated under the heading “Additional Shares Allocation Percentage” on Schedule I hereto. To the extent that any Selling Stockholders elect not to sell all or a portion of any such Additional Shares (such Additional Shares herein referred to as the “Excess Additional Shares”), the remaining Selling Stockholders shall be permitted to sell such Excess Additional Shares in proportion to their Additional Shares Allocation Percentage. Notwithstanding the foregoing, Blum and PB Capital shall be permitted to allocate such Additional Shares (and any Excess Additional Shares) allocated to them as they shall determine.

2.	The Company will only pay reasonable fees and disbursements of one (1) counsel retained by each of the Blum Holders, National Union and ULLICO (for a total of three counsel) in connection with the Offering; provided that the Company will in no event be required to pay more than:

(i)	$30,000 of such fees and disbursements of counsel to the Blum Holders;

(ii)	$20,000 of such fees and disbursements of counsel to National Union; and

(iii)	$20,000 of such fees and disbursements of counsel to ULLICO.

3.	As provided in Section 3.1 of the Registration Rights Agreement, Credit Suisse First Boston LLC, the lead underwriter for the Offering (“CSFB”), may limit the number of Shares to be sold in the Offering to the Saleable Number (as defined in the Registration Rights Agreement). In the event that CSFB determines that such a limitation is necessary, then Shares will be included in the Offering in the following order of priority: (i) first, the Shares proposed to be sold by the Blum Holders in the Offering (such Shares not to include Shares allocated for purchase by the Underwriters to cover any over-allotments) up to a maximum of 2,368,177 Shares and (ii) second, the Shares proposed to be sold by National Union and ULLICO in the Offering (such Shares not to include Shares allocated for purchase by the Underwriters to cover any over-allotments) up to a maximum of 3,542,623 Shares and, if all of such Shares proposed to be sold by National Union and ULLICO cannot be included in the Offering, then such Shares shall be included on a pro rata basis in proportion to the total number of Shares requested to be included in the Offering by National Union (57.8%) and ULLICO (42.2%).

4.	With respect to the Offering, the Blum Holders hereby waive the requirement under Section 2.2(a) of the Registration Rights Agreement that the Company file the Registration Statement, as defined in the Registration Rights Agreement, within forty-five (45) days of receipt of the request to register the resale of their Shares.

In addition to the foregoing terms, each of the undersigned that is a party to the Shareholders’ Agreement dated as of March 29, 2000 (the “Shareholders’ Agreement”), hereby waives its rights under Article VI of the Shareholders’ Agreement (including, without limitation, any right to sell Shares under Article VI) solely in connection with the Offering.

This letter agreement shall not obligate any of the Blum Holders, National Union or ULLICO to sell its Shares in the Offering.

This letter agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

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PERINI CORPORATION

By:	/s/ Michael E. Ciskey

Name: Michael E. Ciskey

Title: Vice President and Chief Financial Officer

BLUM CAPITAL PARTNERS, L.P.

By: Richard C. Blum & Associates, Inc.,

its general partner

By:  /s/ Marc T. Scholvinck

Name: Marc T. Scholvinck

Title: Partner

PB CAPITAL PARTNERS, LP

By: Blum Capital Partners, L.P., its general partner

By:  Richard C. Blum & Associates, Inc.,

its general partner

By:  /s/ Marc T. Scholvinck

Name: Marc T. Scholvinck

Title: Partner

THE COMMON FUND FOR NON-PROFIT ORGANIZATIONS

By: Blum Capital Partners, L.P., its investment advisor

By:  Richard C. Blum & Associates, Inc.,

its general partner

By:  /s/ Marc T. Scholvinck

Name: Marc T. Scholvinck

Title: Partner

NATIONAL UNION FIRE INSURANCE COMPANY

OF PITTSBURGH, PA.

By:	AIG Global Investment Corp.,

as investment advisor

By: /s/ Steve Costabile

Name: Steve Costabile

Title: Managing Director

THE UNION LABOR LIFE INSURANCE COMPANY,

ACTING ON BEHALF OF ITS SEPARATE ACCOUNT P

By: /s/ Joseph R. Linehan

Name: Joseph R. Linehan

Title: Vice President

Schedule I

Selling Stockholder	Number of Shares Offered for Resale	Number of Shares Allocated for Over-Allotment	Additional Shares Allocation Percentage

Blum Capital Partners, L.P.	22,421	765	0.1%

PB Capital Partners, L.P.	1,183,408	354,462	40.0%

The Common Fund for Non-Profit Organizations	1,162,348	—	0.0%

National Union Fire Insurance Company of Pittsburgh, Pa.	2,046,036	306,905	34.6%

The Union Labor Life Insurance Company, acting on behalf of its Separate Account P	1,496,587	224,488	25.3%

Total	5,910,800	886,620	100.0%